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                                                                       EXHIBIT 3


                            WASTE MANAGEMENT, INC.

                        ______________________________

                                    BY-LAWS

                        ______________________________










Amended and Restated as of:  November 4, 1997
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                                   ARTICLE I

                                    OFFICES

     Section 1. Delaware Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the Village of Oak Brook, State of Illinois, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on the second Friday in May if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors as provided in the restated certificate of incorporation, and transact such other business as may properly be brought before the annual meeting (a) in accordance with applicable statutes, (b) by or at the direction of the board of directors or (c) by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the

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procedures set forth in this Section 2.  For business properly to be brought before an annual meeting of stockholders by a stockholder pursuant to this
Section 2, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the Corporation which are owned by the stockholder as of the record date for the annual meeting; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such business; and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The chairman of the annual meeting shall have the sole authority to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 2 and, if the chairman should determine that such business was not so properly brought, he or she shall so declare to the annual meeting, and any such business not properly brought before the annual meeting shall not be transacted. For purposes of this Section 2, "public announcement" shall mean disclosure in a press release issued to one or more national financial or general news services, including without limitation the Dow Jones News Service or Associated Press, or in a document

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publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 3. Annual Meeting Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.

     Section 4. Stockholder Meeting List. The secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present for any purpose germane to the meeting.

     Section 5. Inspectors. The board of directors shall, in advance of any meeting of stockholders, appoint one or more inspectors of election and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any inspector or alternate so appointed shall be unwilling or unable to serve, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall: (a) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (c) count and tabulate all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (f) do such acts as are proper to conduct the election or vote with fairness to all

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stockholders.  The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at a meeting shall be announced at the meeting, and no ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

     Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the restated certificate of incorporation, may be called by the chairman of the board, the president or the secretary or by resolution of the board of directors, subject to the provisions of Article Sixth of the restated certificate of incorporation, and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, subject to the provisions of Article Sixth of the restated certificate of incorporation.

     Section 7. Special Meeting Notice. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 8. Special Meeting Purpose. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 9. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the restated certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is

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for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 10. Voting. (a) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question (other than the election of directors) brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware or of the restated certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     (b) Each share of common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation, on all propositions before the meeting. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

     Section 11. Meeting Procedure. The chairman of any meeting of stockholders shall have full and complete authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If disorder or any other event should arise which prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned. The chairman may ask or require anyone who is not a bona fide stockholder or holder of a valid proxy, or who is disrupting or inhibiting the orderly conduct of the meeting, to leave the meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     Section 1. Number. The number of directors which shall constitute the whole board shall be not less than five nor more than fifteen, and shall be determined from time to time by a resolution adopted by the vote of a majority of the then number of directors constituting the

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whole board. Only directorships with terms expiring in any year (as provided in
Article Fifth of the restated certificate of incorporation) shall be filled at the annual meeting of stockholders in that year. Directors shall be at least 21 years of age and need not be stockholders.

     Section 2. Election, Term and Vacancies. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. Each director shall serve until the annual meeting of stockholders for the year in which his term expires and until his successor is duly elected and qualified, subject, however, to his prior death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the then present term of office of the class of directors to which he was elected. Subject to the provisions of Article IX of these by-laws, if there are no directors in office, then an election may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. Nominations. Nominations for any election of a director may be made by the board of directors, a committee appointed by the board or by any stockholder entitled to vote generally in the election of directors (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 3. All nominations by stockholders must be made pursuant to timely notice in proper written form to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more

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than one hundred twenty (120) days prior to the  anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, such stockholder's notice shall set forth in writing
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is or would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that is or would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding anything in this Section 3 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business

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on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. At the request of the board of directors, any person nominated by the board, or a committee appointed by the board, for election as a director shall furnish to the secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3, and the defective nomination shall thereupon be disregarded. For purposes of this Section 3, "public announcement" shall mean disclosure in a press release issued to one or more national financial or general news services, including without limitation the Dow Jones News Service or Associated Press, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     Section 4. Powers. The business of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the restated certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 5. Place of Meetings. The board of directors of the Corporation and committees thereof may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. Regular Meetings. Regular meetings of the board of directors or any committee thereof may be held without notice at such time and at such place as shall from time to time be determined by the board or such committee.

     Section 7. Special Meetings. Special meetings of the board or committees thereof may be called by the chairman of the board or, in the case of a committee meeting, by the committee chairman on one day's notice to each director, either personally or by mail, telegram, telex, or facsimile transmission; special meetings of the board shall be called by the chairman of the board or secretary in like manner and on one day's notice on the written request of two directors.

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     Section 8.  Quorum.  At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the restated certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Written Consent. Unless otherwise restricted by the restated certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 10. Telephonic Meetings. Unless otherwise restricted by the restated certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, provided, however, that in the event of the absence or disqualification of any member and alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the

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resolution designating such committee and not limited by the General Corporation
Law of the State of Delaware, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A resolution passed by a majority of the whole board which designates a committee or committees as provided above may be amended or repealed only by a majority of the whole board. Unless its authorizing resolution otherwise specifies, two members of a committee shall be required to constitute a quorum, except that only one member shall be required in the case of any committee having only one member.

     Section 12. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 13. Compensation. The directors may be paid their expenses if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors, a stated salary as director, or any combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like expenses and compensation for attending committee meetings.

     Section 14. Resignation. A resignation of a director shall be effective upon receipt by the chairman of the board of a signed written notice of such resignation, or, should such notice contain a specified date of resignation, at such specified date. No acceptance by the board of directors is required for such resignation to be effective.

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                                  ARTICLE IV

                                    NOTICES

     Section 1. Form and Timing. Whenever any notice is required to be given to any director or stockholder pursuant to the provisions of the General Corporation Law of the State of Delaware, the restated certificate of incorporation, these by-laws or the resolutions or other governing provisions of a committee of the board of directors, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given on the second business day next following the day when the same shall be deposited in the United States mail. Notice to a director may also be given by telegram addressed to such director at such address, and such notice shall be deemed to be given on the business day next following the day of the delivery of such notice for transmission to such director. Notice to a director may also be given by telex or facsimile transmission to such number as shall appear on the records of the Corporation as the number of such director and shall be deemed to be given on the day of transmission.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the restated certificate of incorporation, these by-laws or the resolutions or other governing provisions of a committee of the board of directors, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of the required notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                   OFFICERS

     Section 1. Number and Qualifications. The officers of the Corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a secretary, a treasurer, a controller, a general counsel, and such assistant secretaries, assistant treasurers or other officers, including, without limitation, one or more vice chairmen of the board, as may be elected or

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appointed by the board of directors.  Any number of offices may be held by the same person, unless the restated certificate of incorporation or these by-laws otherwise provide.

     Section 2. Annual Election. The board of directors, at its meeting held in conjunction with or after each annual meeting of stockholders, shall choose a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller, a general counsel and may choose one or more vice chairmen of the board, assistant officers or other officers as it may deem advisable.

     Section 3. Appointment of Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. Compensation. The salaries and other compensation of all officers (other than assistant officers, unless the board otherwise determines) and agents of the Corporation elected by the board shall be as fixed by the board of directors.

     Section 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

     Section 6. Chairman of the Board. The chairman of the board shall be the chief executive officer of the Corporation, and shall preside at all meetings of the stockholders and the board of directors. He or she may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. He or she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

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     Section 7.  Vice Chairman (or Vice Chairmen) of the Board.  In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the vice chairman of the board, if any (or in the event there may be more than one vice chairman of the board, the vice chairman of the board, in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. He or she may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. The vice chairmen of the board shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

     Section 8. President. The president may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. In the absence of the chairman of the board and the vice chairman (or, if there by more than one, the vice chairmen) of the board, or in the event of their inability or refusal to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The president shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

     Section 9. Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and

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be subject to all the restrictions upon the president.  A vice president who is appointed as such with respect to a particular area of responsibility or function of the Corporation shall, subject to the authority of the chairman and the president, perform all duties and have all authority pertaining to the general and active management of such area or function and shall see that all orders and resolutions of the board of directors pertaining to such area or function are carried into effect. The vice presidents shall perform such other duties and have such other powers as the board of directors, the chairman of the board or the president may from time to time prescribe.

     Section 10. Secretary. The secretary shall: (a) keep the minutes of stockholders, board of directors and board of directors committee meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is necessary or desirable;
(d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished to the secretary or any transfer agent of the Corporation by such stockholder; (e) have authority to sign with the chairman of the board, a vice chairman of the board, the president, or a vice president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation; (g) attest to the genuineness of the signature on behalf of the Corporation of any officer or agent of the Corporation on any deeds, mortgages, bonds, contracts or other instruments; (h) certify the authenticity of any instrument or record of the Corporation; and (i) in general perform all duties incident to the office of secretary and such other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

     Section 11. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, and the deposit of all moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with resolutions of the board of directors; (b) have authority to sign with the chairman of the board, a vice chairman of the

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

board, the president or a vice president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the board of directors; and (c) in general perform all the duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

     Section 12. Controller. The controller shall be the principal accounting officer of the Corporation and shall supervise the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary for directors, officers and employees of the Corporation to discharge their duties or as may be required by law. In general he or she shall perform all duties incident to the office of controller and other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

     Section 13. General Counsel. The general counsel shall be the chief legal adviser of the Corporation as to all matters affecting the Corporation or its business. In general he or she shall perform all the duties incident to the office of general counsel and such other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

     Section 14. Assistant Secretaries and Assistant Treasurers. The assistant secretaries as thereunto authorized by the board of directors may sign with the chairman of the board, a vice chairman of the board, the president, or a vice president certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the board of directors, may attest to the genuineness of the signature on behalf of the Corporation of any officer or agent of the Corporation on any deeds, mortgages, bonds, contracts or other instruments and may certify the authenticity of any instrument or record of the Corporation. The assistant treasurers may sign with the chairman of the board, a vice chairman of the board, the president or a vice president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers in general shall perform such duties as from time to

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time may be prescribed by the secretary or the treasurer, respectively, or by the board of directors, the chairman of the board or the president.

                                  ARTICLE VI

                                 CAPITAL STOCK

     Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or a vice chairman of the board, the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by him or her in the Corporation. The board of directors may by resolution, subject to applicable provisions of the General Corporation Law of the State of Delaware, determine that some or all of any or all classes or series of stock shall be uncertificated shares.

     Section 2.  Facsimile Signatures.   Any or all of the signatures on a
certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation bond in such sum as it may direct as indemnity or otherwise indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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

     Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon delivery to the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer any uncertificated shares of the Corporation, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate, if the shares are represented by a certificate, and record the transaction upon its books.

     Section 5. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner and to receive notices in respect of meetings of stockholders and other matters, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

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

                                  ARTICLE VII

                              GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the restated certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the restated certificate of incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate or as may be designated pursuant to procedures approved by the board of directors.

     Section 4. Fiscal Year. The fiscal year of the Corporation begins on the first day of January and ends on the last day of December in each calendar year.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 6. Indemnification. Each person who at any time is or shall have been a director, officer or employee of the Corporation, or is or shall have been serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent authorized by the General Corporation Law of the State of Delaware, as may be amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of stockholders or directors, or otherwise. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this by-law or the General Corporation Law of the State of Delaware.

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

                                 ARTICLE VIII

                                  AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders or by the board of directors if such business is properly brought before any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if, in the case of a special meeting, notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting.

                                  ARTICLE IX

                               EMERGENCY BY-LAWS

     Section 1. Emergency Management Committee. The board of directors, by resolution, may provide for an Emergency Management Committee and appoint or designate the manner in which membership of the Committee shall be determined. To the extent provided in said resolution, such Committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and shall thereby be deemed to constitute the board of directors of the Corporation, only during any interval commencing when the board of directors shall be unable to function by reason of vacancies occurring due to death, incapacity or catastrophe or other similar emergency condition and there shall be no member or members of the board remaining and able to fill such vacancies pursuant to Section 2 of Article III hereof and terminating when a board of directors has been elected by the stockholders of the Corporation and shall have been duly qualified. Notwithstanding the foregoing, such Committee shall, during the time it is authorized to function as provided herein, have the power to appoint such temporary officers to fill existing vacancies as the circumstances may require and to authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 2. Meetings, Quorum and Vacancies. The Emergency Management Committee shall meet as promptly as possible after the occurrence of the event herein described which would activate the Committee and at such subsequent time or times as it may designate until a board of directors

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

has been duly elected by the stockholders and qualified. Such Committee shall make its own rules of procedure except to the extent otherwise provided by resolution of the board. A majority of the Committee shall constitute a quorum. Any vacancy occurring in said Committee caused by resignation, death or other incapacity shall be filled by a majority of the remaining members of the Committee and any member so chosen shall serve until a board of directors has been duly elected by the stockholders and qualified.

     Section 3. Powers of Chairman. During such times as the Emergency Management Committee shall be required to function pursuant to the provisions hereof, the chairman of said Committee shall function as and have the powers of the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and the Emergency Management Committee. The chairman of the Emergency Management Committee shall have and exercise, subject to the direction of the Emergency Management Committee, general charge and supervision over the business and affairs of the Corporation.

     Section 4. Other By-Law Provisions. To the extent not inconsistent with the provisions of this Article IX, all other provisions of these by-laws shall remain in effect during the interval in which the Emergency Management Committee shall be required to function pursuant to the provisions hereof.

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